 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

ESSENDANT INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2017, Janet Zelenka was elected by the Board of Directors to serve as the Registrant’s Senior Vice President and Chief Financial Officer, effective as of May 26, 2017, succeeding Earl C. Shanks.  Ms. Zelenka will hold such office until her successor is appointed and qualified or until her earlier removal or resignation. On April 25, 2017, Mr. Shanks announced his retirement from the Company, effective May 26, 2017.

Ms. Zelenka, age 58, joined the Registrant in 2006 and currently serves as the Registrant’s Chief Information Officer.  Previously, she held senior finance roles at Essendant Co., a wholly-owned subsidiary of the Registrant, including Vice President of Finance and Margin Management.  Prior to joining the Registrant, Ms. Zelenka held executive positions at SBC-Ameritech, including Chief Financial Officer of Information Technology.  The Registrant’s information technology function will continue to report to Ms. Zelenka in her new role as Chief Financial Officer.

Ms. Zelenka’s initial annual base salary in her new role will be $450,000.  She will be eligible to receive annual cash incentive compensation with a target of 80% of base salary and an annual economic value of equity awards with a target of 180% of base salary.  Ms. Zelenka will continue to participate in the Registrant’s Executive Severance Plan, which has been previously filed with the SEC, and other benefit plans offered to executive officers of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESSENDANT INC.
Date: May 1, 2017	/s/Brendan McKeough
Senior Vice President, General Counsel and Secretary

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